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                                   FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): January 28, 2000
                                                         ----------------


                               CC V FINANCE, INC.
                               ------------------
                                CC MICHIGAN, LLC
                                ----------------
                               CC NEW ENGLAND, LLC
                               -------------------

           (Exact name of registrants as specified in their charters)

                                    Delaware
                                    --------
                                    Delaware
                                    --------
                                    Delaware
                                    --------

         (State or Other Jurisdiction of Incorporation or Organization)


          333-75453-03                                      13-4029974
          ------------                                      ----------
          333-75453                                         13-4029981
          ---------                                         ----------
          333-75453-02                                      22-3556161
          ------------                                      ----------
   (Commission File Numbers)                             (Federal Employer
                                                        Identification Numbers)


12444 Powerscourt Drive - Suite 400
St. Louis, Missouri                                        63131
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(Address of Principal Executive Offices)                   (Zip Code)

(Registrants' telephone number, including area code)       (314) 965-0555




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     The Registrants previously filed a Current Report on Form 8-K announcing the change in their principal independent accountants and results of a change of control offer for their 9.375% Senior Subordinated Notes. This Current Report amends that filing and includes the response by PricewaterhouseCoopers LLP, previous principal independent accountants, in accordance with Item 304(a)(3) of Regulation S-K.


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ITEM 4.  CHANGES IN REGISTRANTS' CERTIFYING ACCOUNTANTS.

         (a)      Previous Independent Accountants.

                  (i) On February 10, 2000, the Registrants dismissed PricewaterhouseCoopers LLP, which served as the Registrants' principal independent accountants.
                  (ii) The reports of PricewaterhouseCoopers LLP on the
                       Registrants' financial statements for the two most recent fiscal periods contained no adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles.
                  (iii)The Registrants' Director participated in and approved the decision to change principal independent accountants. The Registrants do not have an audit committee.
                  (iv) In connection with its audits for the two most recent fiscal periods and through February 10, 2000, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in connection with its reports on the financial statements.

         (b)      New Independent Accountants.

              The Registrants engaged Arthur Andersen LLP as their new principal independent accountants as of February 10, 2000. The Registrants' Director approved such engagement on February 10, 2000.

              Since November 15, 1999, when the Registrants came under the control of Charter Communications Holding Company, LLC (Charter Holdco), the Registrants have consulted with Arthur Andersen LLP regarding the application of the principles of purchase accounting resulting from Charter Holdco's acquisition of the Registrants. Arthur Andersen LLP provided verbal advice to the Registrants' management and did not provide a written report. PricewaterhouseCoopers LLP was not consulted regarding such issues.




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ITEM 5.  OTHER ITEMS.

         Pursuant to a change of control offer dated December 3, 1999, 134,050 of the Registrants' 9.375% Senior Subordinated Notes due December 1, 2008 (the "Notes") (each with a $1,000 face amount) were validly tendered.

         The Notes were repurchased at 101% of their principal amount, plus accrued and unpaid interest thereon through January 28, 2000. The aggregate repurchase price was $137.3 million and was funded with equity contributions from Charter Communications Holdings, LLC (Charter Holdings), a wholly owned subsidiary of Charter Holdco, which made the cash available from the proceeds of its sale of $1.5 billion of high yield notes in January 2000 (the "January 2000 Notes").

         In addition to the above change of control repurchase, the Registrants have repurchased the remaining 15,950 notes (including accrued and unpaid interest) in the "open market" for $16.3 million, also using cash received from equity contributions ultimately from Charter Holdings from a portion of the proceeds from its sale of the January 2000 Notes.


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ITEM 7.  EXHIBITS.

     The following is furnished as an exhibit to this report:

         16.1   Letter from PricewaterhouseCoopers LLP dated February 23, 2000.*

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* - filed herewith.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.




                                  CC V CABLE FINANCE, INC.

                                  CC MICHIGAN, LLC

                                  CC NEW ENGLAND, LLC

Dated February 23, 2000           By:  /s/ KENT D. KALKWARF
                                       --------------------
                                       Name:    Kent D. Kalkwarf
                                       Title:   Senior Vice President and
                                                Chief Financial Officer
                                                (Principal Financial Officer
                                                and Principal Accounting
                                                Officer)


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                                  EXHIBIT INDEX
                                  -------------

16.1    Letter from PricewaterhouseCoopers LLP dated February 23, 2000.